Exhibit 4.1

Minimum Offering: 2,000,000 Securities ($100,000)
Maximum Offering: 20,000,000 Securities ($1,000,000)
of
Common Stock for $0.05 per Share
Plus Warrants

IMEDICOR, INC.
(A NEVADA CORPORATION FORMERLY KNOWN AS VEMICS, INC.)
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) dated as of _____________, is between the undersigned Subscriber (the “Subscriber”), and iMedicor, Inc., a Nevada corporation formerly known as Vemics, Inc. (the “Company”).

WHEREAS, the Subscriber desires to subscribe for and purchase from the Company (i) that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth on Subscriber’s signature page hereto (the “Purchased Shares”), and (ii) associated warrants (the “Associated Warrants”) to purchase that number of shares calculated by multiplying the aggregate number of Purchased Shares by 100%  and at an exercise price for the shares issuable upon the exercise of the Associated Warrants of $0.03 per share. A form of an Associated Warrant is attached hereto as Appendix A (the Purchased Shares and the Associated Warrants are referred to collectively as, the “Securities”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Offering; Subscription; Payment.

(a)           This Agreement relates to the offering of Securities and is part of a package of documents related to the Company’s confidential private offering of Securities.  This offering of Securities is being made to a limited group of investors who are “accredited investors,” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Company is offering a minimum of 2,000,000 shares of Common Stock ($100,000) and a maximum of 20,000,000 shares of Common Stock ($1,000,000), plus the Associated Warrants to purchase Common Stock. The company reserves the right, at its sole discretion to increase the maximum number of shares being offered at any time. If subscriptions for at least 2,000,000 shares of Common Stock ($100,000) have not been received and accepted by the Company by June 4, 2010, unless otherwise extended by the Company in its sole discretion to a later date not exceeding 180 days from June 3, 2010 (“Termination Date”), this offering will be terminated and all monies paid by the Subscriber for Securities related to this offering will be returned to the Subscriber, without interest.  The Company may elect at any time to close this offering, at or prior to the Termination Date, provided that subscriptions for at least 2,000,000 shares of Common Stock have been received (the “Closing Date”).  The Subscriber is subject to a minimum purchase requirement of 2,000,000 purchased shares and Associated Warrants ($100,000.00) unless the Company waives, in its sole discretion, such requirement with respect to Subscriber. The Company will limit the purchase to any single individual to 10,000,000 purchased shares and Associated Warrants ($500,000) unless such limitation is waived by the Company in writing as an attachment to this subscription agreement.

(b)           Subscriber represents and warrants to the Company that Subscriber has read in its entirety this Agreement and each of the following documents in the offering package that this Agreement is a part of: (i) the Registration Statement on Form 10-K filed in October of 2009, including the risk factors contained therein, and (ii) the financial statements of the Company as of and for the fiscal year ended June 30, 2009 and the Form10-Q and 8-K filings from September2009 through present (together, including this Agreement and all attachments hereto, the “Company Materials”).

(c)           Subject to the terms and conditions herein set forth, the Subscriber hereby irrevocably subscribes for that number of Securities set forth on Subscriber’s signature page hereto.  The Subscriber acknowledges that this subscription shall not be effective unless and until accepted by the Company.

(d)           The purchase price to be paid by the Subscriber to the Company for the Securities shall be that amount equal to $0.05 multiplied by the number of Purchased Shares.

(e)           The Securities subscribed for hereby shall not be deemed owned by the Subscriber, nor shall the Subscriber be deemed a holder of securities of the Company, until this subscription has been accepted by the Company, the aggregate purchase price for the Securities subscribed for has been received by the Company, and a closing has occurred.  The Subscriber understands and agrees that the Company reserves the right to reject this subscription for the Securities in whole or in part, in its sole discretion, at any time prior to the issuance of the Securities.

(f)           In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Agreement shall have no force or effect, except for Section 9(s) hereof, which shall remain in force and effect.

(g)           Immediately following notice of acceptance of this Subscription by the Company, the Subscriber agrees to deliver to the Company by wire transfer or immediately available funds to an account designated by the Company, the aggregate purchase price for the Securities in the dollar amount set forth on Subscriber’s signature page hereto (or the portion thereof for which the Company accepted a subscription).

(h)           The Company will issue the Securities in the name of the Subscriber upon the Company’s acceptance of this Agreement and receipt of full payment of the aggregate purchase price at the closing of the offering.

(i)           Fractional shares shall not be issued but shall be rounded up or down to the nearest whole share.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Subscriber as follows:

(a)           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  The Company has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           Authority.  The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations hereunder, have been duly authorized by all necessary corporate action by the Company.  This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(c)           The Securities.  The Securities when issued and delivered to the Subscriber pursuant to this Agreement will be duly and validly issued, fully paid and non-assessable.

3.           Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants to the Company as follows:

(a)           Authority.

(i)           Natural Person.  If the Subscriber is a natural person, the Subscriber represents that he or she has the requisite capacity to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Subscriber and constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(ii)           Entity.  If the Subscriber is not a natural person, the Subscriber hereby represents and warrants that (A) the Subscriber is duly organized and validly existing, and has the power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby; (B) all necessary actions have been taken, and all necessary approvals and consents have been given, to authorize the execution, delivery and performance of this Agreement by the Subscriber; (C) this Agreement has been duly executed and delivered by the Subscriber and constitutes the valid and legally binding obligation of the Subscriber, fully enforceable against the Subscriber in accordance with its terms; and (D) the execution and delivery of this Agreement by the Subscriber, and the Subscriber’s performance of its obligations hereunder, will not conflict with the charter, bylaws, trust agreement or other organizational document(s) of the Subscriber.

(b)           No Violation.  The execution and delivery by the Subscriber of this Agreement does not, and the performance by the Subscriber of his obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default under, result in any person or entity having the right to terminate or modify, or require consent under (i) any note, bond, mortgage, license, lease, contract, commitment, agreement or arrangement to which the Subscriber is a party or by which any of his properties or assets are bound or (ii) any judgment, decree or order, or statute, law, ordinance, regulation or rule, applicable to the Subscriber or to any of the property or assets of the Subscriber.  No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by the Subscriber in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.           Investment Representation of the Subscriber.

(a)           The Subscriber has received and carefully read the Company Materials. The Subscriber has based the decision to invest on the information contained in the Company Materials, and has not otherwise relied upon any other offering literature or prospectus. The Subscriber acknowledges that the Subscriber has read, understood and is familiar with the Risk Factors made part of the Company Materials, is familiar with the nature of risks attending investments of this type, and has determined that a purchase of  the Securities is consistent with Subscriber’s investment objectives.

(b)           The Subscriber acknowledges that the Subscriber has been given the opportunity to ask questions of, and receive answers from, representatives of the Company regarding the business and current plans of the Company and the offering of the Securities and has been given the opportunity to inspect such documents and obtain all additional information that the Subscriber has requested so as more fully to understand the nature of the investment and to verify the accuracy of the information supplied to the Subscriber.  The Subscriber acknowledges that, except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representatives, by the Company or others with respect to the business of the Company and its financial condition.

(c)           The Subscriber, if an individual, is at least 21 years of age.  The Subscriber maintains his or her domicile (if an individual) or its principal offices (if not an individual) at the address shown on the signature page of this Agreement.

(d)           The Subscriber can bear the economic risks of this investment and can afford the loss of Subscriber’s entire investment in the Securities. The Subscriber has sufficient liquid assets to pay the purchase price for the Securities subscribed for hereby, has adequate means of providing for the Subscriber’s current needs and possible personal contingencies, and has no present or anticipated need for liquidity of this investment in the Company.  The investment of the Subscriber in the Company is reasonable in relation to the Subscriber’s net worth and financial needs.

(e)           The Subscriber understands that the price per share of Common Stock has been arbitrarily determined by the Company and that no assurances have been given about an increase in value, if any, of the Securities.

(f)           The Subscriber has the requisite knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in the Company and has determined that such an investment is a suitable investment.

(g)           The Subscriber understands that the offer and sale of the Securities have not been passed upon, nor have the merits of this investment been endorsed or approved by, any state or federal authorities.

(h)           The Subscriber is investing in the Securities for Subscriber’s own account and not with a view toward the resale, transfer or distribution of all or any part therof.  The Subscriber understands that Subscriber must bear the economic risk of an investment in the Securities for an indefinite period. The Subscriber has been advised and is aware that: (i) there is a limited public market for the Securities purchased hereby; (ii) the Securities offered hereby have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and, therefore, cannot be sold -- and Subscriber agrees not to sell or otherwise dispose of all or any part of the Securities acquired by Subscriber -- unless the securities, or part therof, as the case may be, are subsequently registered under the Securities Act and such state securities laws as are applicable or unless there are available exemptions from such registration that are supported by an opinion of counsel for Subscriber, which opinion is satisfactory to the Company.

(i)           The Subscriber acknowledges that the Company has the unconditional right to accept or reject this Agreement in whole or in part.

(j)           The Subscriber understands the meaning and legal consequences of the foregoing representations and warranties.  The Subscriber certifies that each of the representations and warranties set forth in this Section 4 is true and correct as of the date hereof and shall survive such date.

(k)           The Subscriber hereby agrees that the certificates and other instruments representing the Securities issued to the Subscriber pursuant hereto, and any securities issued upon the exercise of the Associated Warrants may bear the following legend in addition to any other legends as may be agreed to by him or as may be required by law:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS.  SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.  THE HOLDER ALSO ACKNOWLEDGES THAT THE HOLDERS OF PREFERRED STOCK HAVE SPECIAL RIGHTS, AS DESCRIBED IN THE COMPANY’S RESTATED ARTICLES OF INCORPORATION.

(l)           The Subscriber recognizes that the Company is an early stage company with limited revenues. The Subscriber is familiar with the business and financial condition, properties, operations and prospects of the Company. The Subscriber acknowledges that the Subscriber has read, understood and is familiar with the Risk Factors contained in the Form 10-K filed with the SEC in October 2009, is familiar with the nature of risks attending investments of this type, and has determined that a purchase of Securities is consistent with Subscriber’s investment objectives. The Subscriber is aware that an investment in the Securities is a speculative investment involving a high degree of risk, and that there is no guarantee that the Subsciber will realize any gain from an investment in the Securities and that the Subscriber could lose the total value of its investment.

(m)           The Subscriber acknowledges that the Subscriber has never been promised, guaranteed, or warranted by the Company or any of its agents or employees or any other person, expressly or by implication, any of the following: (i) the approximate or exact length of time that the Subscriber will be required to remain as owner of any of the Company’s securities; (ii) any expected percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the investment; and (iii)  any expected amount of percentage of tax deduction or other tax benefit as a result of the investment.

(n)           The Subscriber acknowledges that the Subscriber’s investment in the Company was not effected by any means of general advertising or general solicitation of an investment in the Company and that such investment is considered a private transaction.

5.           Accredited Investor and Suitability Information.  The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D, under the Securities Act. The Subscriber represents and warrants that he, she or it has completed the Investor Questionnaire contained in Appendix B attached hereto, that the information contained therein is complete and accurate as of the date hereof and that all of the the Subscriber’s responses to the information requested therein are incorporated into this Subscription Agreement as representations and warranties as if fully set forth herein.  The Subscriber agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

6.           Conditions to the Subscriber’s Obligations.  The obligation of the Subscriber to purchase the Securities is subject to the representations and warranties of the Company contained in Section 2 hereof being true and correct in all material respects as of the Closing Date as though made as of the Closing Date.

7.           Conditions to the Company's Obligations. The obligation of the Company to issue and sell the Securities is subject to the representations and warranties of the Subscriber contained in Sections 3 and 4 hereof being true and correct in all material respects as of the Closing Date as though made as of the Closing Date.

8.           Registration Rights.  If at any time after the Company has a class of securities registered under the Securities Exchange Act of 1934, as amended, the Company proposes to register, under the Securities Act of 1933, as amended, shares of any class of stock, it will notify the Subscriber, and if so requested by the Subscriber, will register as part of such registration the Purchased shares and the shares of Common Stock underlying the Associated Warrant, as requested.  The Subscriber may request and participate in a piggyback registration of its shares of its Common Stock no more than two times. The Subscriber’s piggyback registration rights hereunder will rank second to any other piggyback registration rights of the Company existing on the date hereof, or created after the date hereof. The Company shall immediately notify the Subscriber of the effective date of any registration under the Securities Act of 1933, as amended, of Subscriber’s shares of Common Stock acquired hereunder. If, in the written opinion of any managing underwriter, registration of all or any of the shares requested would unreasonably adversely affect the market for the Company’s shares, the Company and the Subscriber shall negotiate a resolution in good faith. These rights are not assignable.

9.           Miscellaneous.

(a)           Further Documents.  The parties agree to execute any and all such further documents and instruments and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

(b)           Independent Legal Advice.  Neither the Company Materials nor this Subscription Agreement is to be construed as personal legal, financial or tax advice.  The Subscriber is encouraged to obtain independent legal, financial and tax counsel to advise the undersigned as to the legal and other consequences of investing in the Securities.

(c)           Binding Effect.  This Agreement shall be binding upon, and any action for a breach, thereof may be brought against, the parties to this Agreement and their respective successors and assigns.

(d)           Severability.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(e)           Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(f)           Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

(g)           No Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h)           No Transfer.  The Subscriber may not transfer this Agreement, or any of the Subscriber’s rights or obligations under this Agreement, without the written consent of the Company.

(i)           Survival.  This Subscription Agreement shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution or cessation of business of the Subscriber.

(j)           Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(k)           Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(l)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(m)           Recapitalization or Fundamental Change.  If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Agreement, to the same extent that the Securities, immediately prior thereto, shall have been subject to  this Agreement.

(n)           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties, and any third party beneficiaries hereof, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(o)           Waiver.  No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(p)           Notices.  All notices, requests, claims, demands and other communications given or made pursuant to this Agreement shall be in writing and shall be given or made by delivery in person, by courier service, by telecopy or by email to the respective parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified in a notice given in accordance with this Section):

(i)           if to the Company:

Vemics, Inc.
523 Avalon Gardens Drive
Nanuet, New York 10954
Office Phone:  (845) 371-7380
Fax: (845) 215-0110
Attention:  Fred Zola, CEO
E-mail:  fzolla@imedicor.com

With a copy to:

Samuel B. Fortenbaugh III
630 Fifth Avenue, Suite 1401
New York, NY 10111
Office Phone: (212) 596-3379
Fax:     (212) 596-3391
E-mail:  sam@sfortenbaugh.com

(ii)           if to the Subscriber:

______________________

Name

_____________________

Address

______________________

City

______________________

State                      Zip

______________________

Fax/Telephone

______________________

E-mail

All such notices shall be deemed to have been duly given when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied or e-mailed; and on the next Business Day (as hereinafter defined), if timely delivered to an air courier guaranteeing overnight delivery.  A “Business Day” shall mean any day that is not a Saturday, a Sunday, or any other day on which banks are required or authorized by law to be closed in the State of Nevada.

(q)           Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.  EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY.  EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(r)           Confidentiality.  The Subscriber agrees to maintain the secrecy and confidentiality of any Trade Secrets and any Confidential Information which is provided to the Subscriber for purposes of evaluating his, her or its purchase of the Securities.  As used herein, “Trade Secrets” shall include, without limitation, all formulae, patterns, compilations, programs, devices, methods, techniques, processes and all other information used in the conduct of the Company’s business that would be deemed “trade secrets” within the meaning of the Uniform Trade Secrets Act.  The Subscriber acknowledges that the Trade Secrets are of independent economic value to the Company because they are not generally known and are the subject of efforts by the Company to maintain their secrecy.  As used herein, “Confidential Information” shall mean any and all technical or business information of the Company furnished or disclosed, in whatever form or medium, by the Company to the Subscriber or discovered by the Subscriber, including but not limited to computer programs, source code, object code, reports, documentation, product/service specifications, marketing plans, financial data and personnel statistics. The Subscriber acknowledges that all Trade Secrets, all Confidential Information and all books, documents, lists and records pertaining to the Company's business (collectively, the “Records”), whether the Records are written, typed, printed, contained on microfilm, contained on computer disc, contained on tape or set forth in some other medium of expression, are the sole and exclusive property of the Company.  The Subscriber agrees not to (i) divulge, furnish or make accessible to anyone or in any way use, for the Subscriber’s benefit or for the benefit of any other person, firm or entity, any Trade Secret or any Confidential Information; (ii) take or permit any action to be taken which would reduce the value of the Trade Secrets or the Confidential Information to the Company; or (iii) otherwise misappropriate or suffer the misappropriation of the Trade Secrets or the Confidential Information.  Notwithstanding anything herein to the contrary, the obligations of secrecy and confidentiality set forth herein shall not apply to any information which is now generally publicly known or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by Subscriber.

(s)           Indemnification.   The Subscriber hereby agrees to indemnify the Company and its directors, officers, agents, attorneys and shareholders and hold them harmless from and against any and all loss, damage, liability or expense (including costs and reasonable attorney’s fees) to which they may be subject or which they may incur by reason of or in connection with any misrepresentation made by the undersigned, any breach of any of the Subscriber’s representations or warranties, or the undersigned’s failure to fulfill any of the Subscriber’s covenants or agreements, under this Subscription Agreement, or any other document furnished by the Subscriber. This Subscription Agreement and the representations and warranties and indemnification contained herein shall be binding upon the Subscriber, the Subscriber’s heirs, executors, administrators, successors and assigns, and shall survive the acceptance of this Subscription and the sale of the Securities.

(t)           Brokers.  Subscriber has not entered into any agreement to pay any broker’s or finder’s fee to any person with respect to this Agreement or the transactions contemplated hereby.

[SIGNATURES ON FOLLOWING PAGE]

VEMICS, INC.

COUNTERPART SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

       IN WITNESS WHEREOF, the undersigned Subscriber, desiring to purchase the Securities, by executing this signature page, intending to be legally bound, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement to which this Counterpart Signature page is attached.

Total number of shares of Common Stock (the “Purchased Shares”) to be purchased:  ______________

Aggregate Purchase Price	$______________ ($0.05 x the number of Purchased Shares)

The Subscriber must also complete the Investor Questionnaire attached hereto as Appendix A.

If Securities are to be purchased by an individual, the Subscriber should sign below:

Date:___________________                                                       _____________________________
                                     Signature of Subscriber

_______________________
Social Security No.                                                                            Print Name

If Securities are to be purchased by an entity, an authorized individual of the Subscriber should sign below:

Date:___________________                                                        _____________________________
                                      Print Name of Entity

________________________                                                      _____________________________
Tax Identification No.                                                                       Signature of Authorized Signatory
                                      Name: ____________________
                                                                                                             Title: _____________________

If the Securities are to be purchased jointly, each Subscriber should sign below:

Date:____________________                                                     ____________________________
                                                                                                              Signature of Shareholder

________________________                                                     ____________________________
Social Security No.                                                                             Print Name

Date:____________________                                                     ____________________________
                                                                                                              Signature of Shareholder

________________________                                                     ____________________________
Social Security No.                                                                              Print Name

All Subscribers should provide the information below:

Principal Residence Address:                                                            Mailing Address, if different from Residence Address:

_____________________

_____________________

_____________________

_____________________

The Subscription is accepted on ______,__, 2010.

VEMICS, INC.

By:

_______________________
Name: Fred Zolla
Title:   CEO